Exhibit 99.3

Unaudited Pro Forma Condensed Combined Balance Sheet
NextPlat Corp and Progressive Care Inc.
June 30, 2023

	NextPlat	Progressive	Pro Forma		Pro Forma
	Corp	Care, Inc.	Adjustments	Reference	Combined

ASSETS
Current Assets
Cash	$20,605,670	$7,352,183	$-	A	$27,957,853
Accounts receivable, net	589,119	4,951,408			5,540,527
Other receivables, net	-	1,526,756			1,526,756
Inventory	2,066,214	1,630,881			3,697,095
Unbilled revenue	175,410	-			175,410
VAT receivable	432,777	-			432,777
Prepaid expenses – current portion	347,341	220,314			567,655
Total Current Assets	24,216,531	15,681,542			39,898,073

Property and equipment, net	1,032,006	2,720,471	1,244,789	D	4,997,266

Other Assets
Goodwill	-	1,387,860	(1,387,860)	E	-
			2,465,000	E	2,465,000
Operating right-of-use assets, net	756,819	368,270			1,125,089
Finance right-of-use assets, net	-	37,143			37,143
Intangible assets, net	37,500	102,327	14,720,000	D	14,859,827
Equity method investment	4,820,888	-	506,000	A
			1,439,637	C
			(6,766,525)	C, F	-
Prepaid expenses – long term portion	49,373	-			49,373
Deposits	-	39,137			39,137
Total Other Assets	5,664,580	1,934,737	10,976,252		18,575,569
Total Assets	$30,913,117	$20,336,750	12,221,041		$63,470,908

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,284,470	$8,196,322			$9,480,792
Contract liabilities	58,873	-			58,873
Notes payable and accrued interest	-	148,181			148,181
Note payable Coronavirus loans– current portion	63,171	-			63,171
Due to related party	20,000	-			20,000
Operating lease liabilities - current	204,465	184,378			388,843
Finance lease liabilities - current	-	23,816			23,816
Income taxes payable	160,974	-			160,974
Total Current Liabilities	1,791,953	8,552,697			10,344,650

Long Term Liabilities:
Notes payable - long term	-	1,173,364			1,173,364
Notes payable Coronavirus – long term	131,607	-			131,607
Operating lease liabilities – long term	567,071	215,203			782,274
Finance lease liabilities - long term	-	14,735			14,735
Total Liabilities	2,490,631	9,955,999			12,446,630

Stockholders' Equity
Preferred stock	-	3			3
Common stock	1,870	67,131	(67,131)	A	1,870
Additional paid-in capital	65,171,061	30,055,095	506,000	A	90,169,691
			(21,527,254)	E
			15,964,789	D
Accumulated deficit	(36,674,775)	(19,741,478)	1,439,637	C	(54,976,616)
Accumulated other comprehensive loss	(75,670)	-			(75,670)
Total stockholders' equity	28,422,486	10,380,751	(3,683,959)		35,119,278

Non-controlling interest			15,905,000	E	15,905,000

Total Liabilities and Stockholders' Equity	$30,913,117	$20,336,750	$12,221,041		$63,470,908

Book value per share	$1.52	$2.00			$1.88

Shares of common stock outstanding	18,699,596	5,188,033			18,699,596

Unaudited Pro Forma Condensed Combined Statement of Operations
NextPlat Corp and Progressive Care Inc.
Six months ended June 30, 2023

	NextPlat	Progressive	Pro Forma		Pro Forma
	Corp	Care, Inc.	Adjustments	Reference	Combined

Net sales	$5,833,515	$22,948,029			$28,781,544

Cost of sales	4,368,830	16,242,498			20,611,328

Gross profit	1,464,685	6,705,531	-		8,170,216

Operating expenses:
Selling, general and administrative	6,058,554	6,046,464	(115,000)	G	11,990,018
Bad debt expense	-	21,100			21,100
Total operating expenses	6,058,554	6,067,564	(115,000)		12,011,118

Income (Loss) before other (income) expense	(4,593,869)	637,967	115,000		(3,840,902)

Other (income) expense:
Interest expense	9,708	214,640			224,348
Debt conversion expense	-	5,205,609			5,205,609
Interest income	(182,748)	(12,417)			(195,165)
Gain on sale or disposal of property and equipment	-	(2,500)			(2,500)
Other income	(315,845)	-	115,000	G	(200,845)
Foreign currency exchange rate variance	(68,673)	-			(68,673)
Total other (income) expense	(557,558)	5,405,332	-		4,962,774

Loss before income taxes	(4,036,311)	(4,767,365)			(8,803,676)

Income taxes	(52,023)	-			(52,023)
Loss before equity method investment	(4,088,334)	(4,767,365)	-		(8,855,699)

Equity in net loss of affiliate	(1,439,637)	-	1,439,637	F	-
Net loss	$(5,527,971)	$(4,767,365)	1,439,637		$(8,855,699)

Unaudited Pro Forma Condensed Combined Statement of Operations
NextPlat Corp and Progressive Care Inc.
Year Ended December 31, 2022

	NextPlat	Progressive	Pro Forma		Pro Forma
	Corp	Care, Inc.	Adjustments	Reference	Combined

Net sales	$11,710,142	$40,601,859			$52,312,001

Cost of sales	9,221,294	30,898,783			40,120,077

Gross profit	2,488,848	9,703,076			12,191,924

Operating expenses:
Selling, general and administrative	9,690,631	12,285,174			21,975,805
Bad debt expense	-	(3,300)			(3,300)
Total operating expenses	9,690,631	12,281,874			21,972,505

Income (Loss) before other (income) expense	(7,201,783)	(2,578,798)			(9,780,581)

Other (income) expense:
Change in fair value of derivative liabilities	-	3,322,500			3,322,500
Gain on debt extinguishment	-	(953,228)			(953,228)
Grant revenue	-	(2,079,297)			(2,079,297)
Other finance costs	-	147,622			147,622
Abandoned offering costs	-	635,545			635,545
Day one loss on issuance of units	-	1,026,155			1,026,155
Day one loss on debt modification	-	523,526			523,526
Interest expense	24,497	797,715			822,212
Interest income	(20,814)	(84,742)			(105,556)
Gain on sale or disposal of property and equipment	-	(11,562)			(11,562)
Other income	-	-			-
Foreign currency exchange rate variance	128,648	-			128,648
Total other (income) expense	132,331	3,324,234			3,456,565

Loss before income taxes	(7,334,114)	(5,903,032)			(13,237,146)

Income taxes	(87,000)	(866)			(87,866)
Loss before equity method investment	(7,421,114)	(5,903,898)			(13,325,012)

Equity in net loss of affiliate	(1,739,475)	-	1,739,475	F	-
Net loss	$(9,160,589)	$(5,903,898)	1,739,475		$(13,325,012)
Series A Preferred Stock dividend associated with induced conversion	-	(541,278)	-		(541,278)
Net loss attributable to Common Shareholders	$(9,160,589)	$(6,445,176)	1,739,475		$(13,866,290)

NEXTPLAT CORP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Statements”) present the proforma combined financial position and results of operations of the combined company based upon the historical consolidated financial statements of NextPlat Corp (“NextPlat” or the “Company”) and the historical consolidated financial statements of Progressive Care Inc. (“Progressive Care”), after giving effect to the Acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on NextPlat.

On August 30, 2022, NextPlat entered into a Securities Purchase Agreement (the “SPA”) between NextPlat and Progressive Care, under which NextPlat, its Executive Chairman and Chief Executive Officer, Charles M. Fernandez, board member, Rodney Barreto, and certain other investors invested an aggregate of $8.3 million into Progressive Care.  In connection with the SPA, NextPlat purchased 3,000 newly issued Units of Progressive Care valued at $6 million, with each Unit comprised of one share of Progressive Care’s Series B Convertible Preferred Stock, $0.001 par value,  and one Investor Warrant to purchase a share of Series B Convertible Preferred Stock at an exercise price of $2,000  The Investor Warrants may also be exercised, in whole or in part, by means of a cashless exercise.  The Convertible Preferred Stock has a stated value of $2,000 per share and each Preferred Stock share has the equivalent voting rights of 500 common stock shares (after giving effect to the Reverse Stock Split described below).  Each share of Series B Convertible Preferred Stock is convertible at any time at the option of the holder into shares of  Progressive Care Common Stock shares determined by dividing the stated value by the conversion price which is $4.00 (after giving effect to the Reverse Stock Split described below).

In addition, on August 30, 2022, NextPlat Corp, Messrs. Fernandez and Barreto, and certain other investors (collectively, the “NextPlat Investors”) entered into a Modification Agreement wherein the terms were modified for an existing Secured Convertible Promissory Note (the “Note”) originally held by a third party note holder and sold to the NextPlat Investors.  The NextPlat Investors purchased the Note as part of a Confidential Note Purchase and Release Agreement between the former note holder and the NextPlat Investors.  As of the date of the SPA, the aggregate amount of principal and interest outstanding on the Note was approximately $2.8 million.  As part of the Modification Agreement, various terms of the Note were modified, among them, the Conversion Price for the Note was modified to a fixed price of $4.00 per share of common stock (after giving effect to the Reverse Stock Split described below).  In addition, the Note was modified to provide for mandatory conversion upon the later to occur of (a) the completion of the Company’s reverse stock split, and (b) the listing of the Company’s common stock on a national exchange, including the Nasdaq Capital Market, the Nasdaq Global Market, or the New York Stock Exchange. Also, pursuant to the SPA, Messrs. Fernandez and Barreto were nominated for election to Progressive Care’s Board of Directors.

On September 13, 2022, the Progressive Care Board of Directors appointed Charles M. Fernandez as Chairman of the Board of Directors and Rodney Barreto as the Vice Chairman of the Board of Directors. In connection with these appointments, Alan Jay Weisberg, Progressive Care’s current Chairman and Chief Executive Officer, was appointed to serve as a Vice Chairman. On September 12, 2022, two of Progressive Care’s Directors, Birute Norkute and Oleg Firer, resigned as Directors. On October 7, 2022, the Progressive Care Board of Directors unanimously voted to approve the appointment of Pedro Rodriguez, MD to the Board.  Dr. Rodriguez was nominated to the Progressive Care Board by NextPlat.

On November 11, 2022, Mr. Weisberg resigned from his positions as Progressive Care’s Chief Executive Officer and co-Vice-Chairman of the Board of Directors.  On the same date, the Board appointed Mr. Fernandez to serve as the new Chief Executive Officer immediately.

On December 29, 2022, Progressive Care filed a Certificate of Amendment to Articles of Incorporation (the “Amendment to Articles”) with the Secretary of State of the State of Delaware. Pursuant to the Amendment to Articles, each 200 shares of Progressive Care’s common stock outstanding was converted into one share of common stock (the “Reverse Stock Split”) and the number of shares of common stock that Progressive Care is authorized to issue was reduced to 100 million (the “Reduction in Authorized Stock”). The Reverse Stock Split and the Reduction in Authorized Stock were approved by the Progressive Care Board of Directors and the shareholders.

On May 5, 2023, NextPlat entered into a Securities Purchase Agreement (the “SPA”) with Progressive Care,  pursuant to which NextPlat purchased 455,000 newly issued units of securities from Progressive Care (the “Units”) at a price per Unit of $2.20 for an aggregate purchase price of $1 million (the “Unit Purchase”). Each Unit consisted of one share of common stock, par value $0.0001 per share, of Progressive Care and one warrant to purchase a share of common stock (the “PIPE Warrants”). The PIPE Warrants have a three-year term and are immediately exercisable. Each PIPE Warrant is exercisable at $2.20 per share of common stock. On May 9, 2023, the Companies closed the transactions contemplated in the SPA. Progressive Care received cash proceeds of $880,000, net of placement agent commission of $70,000 and legal fees of $50,000.

Simultaneous with the closing, Progressive Care entered into a Debt Conversion Agreement (the “DCA”) with NextPlat and the other holders (the “Holders”) of that certain Amended and Restated Secured Convertible Promissory Note, dated as of September 2, 2022, made by the Company in the original face amount of approximately $2.8 million (the “Note”). Pursuant to the DCA, NextPlat and the other Holders agreed to convert the total approximately $2.9 million of outstanding principal and accrued and unpaid interest to Common Stock at a conversion price of $2.20 per share (the “Debt Conversion”). Of the total 1,312,379 shares of Common Stock issued upon conversion of the Note pursuant to the DCA, NextPlat received 570,599 shares, Charles M. Fernandez, the Company’s Chairman and Chief Executive Officer, received 228,240 shares, and Rodney Barreto, the Company’s Vice-Chairman of the Board of Directors, received 228,240 shares. In addition, each of the Holders also received a warrant to purchase one share of Common Stock for each share of Common Stock they received upon conversion of the Note (the “Conversion Warrants”). The Conversion Warrants have a three-year term and are immediately exercisable. Each Conversion Warrant is exercisable at $2.20 per share of Common Stock. In addition, the Company issued 330,000 warrants to certain existing Progressive Care investors to induce them to approve the transaction contemplated by the SPA (the “Inducement Warrants”). Charles M. Fernandez and Rodney Barreto received Inducement Warrants to purchase 190,000 and 30,000 shares of Common Stock, respectively. The Inducement Warrants have a three-year term and are immediately exercisable. Each Inducement Warrant is exercisable at $2.20 per share of Common Stock.

On July 1, 2023, NextPlat, along with Messrs. Fernandez and Barreto, exercised common stock purchase warrants and were issued common stock shares by Progressive Care. NextPlat exercised common stock purchase warrants on a cashless basis and was issued 402,269 common stock shares. NextPlat also exercised common stock purchase warrants on a cash basis and paid consideration in the amount of $506,000 and was issued 230,000 common stock shares. Mr. Fernandez exercised common stock purchase warrants on a cashless basis and was issued 211,470 common stock shares. Mr. Barreto exercised common stock purchase warrants on a cashless basis and was issued 130,571 common stock shares. After the exercise of the common stock purchase warrants, NextPlat, Messrs. Fernandez and Barreto collectively owned approximately 53% of the Company’s voting common stock. As of June 30, 2023, prior to the exercise of the common stock purchase warrants, NextPlat and Messrs. Fernandez and Barreto collectively owned approximately 46% of the Company’s voting common stock.

Also, on June 30, 2023, NextPlat, along with Messrs. Fernandez and Barreto, entered into a voting agreement whereby at any annual or special shareholders meeting of Progressive Care’s stockholders, and whenever the holders of Progressive Care’s common stock act by written consent, Messrs. Fernandez and Barreto agreed to vote all of the common stock shares (including any new shares acquired after the date of the voting agreement or acquired through the conversion of securities convertible into Common Stock) that they own, directly or indirectly, in the same manner that NextPlat votes its common stock and equivalents. The voting agreement is irrevocable and perpetual in term.

As a result of the common stock purchase warrant exercises and the entry into the voting agreement, NextPlat concluded that there was a change in control in Progressive Care under the voting interest model in U.S. GAAP. As of July 1, 2023, NextPlat has the right to control more than 50 percent of the voting interest in Progressive Care through the concurrent common stock purchase warrant exercises and voting agreement noted above.

The accompanying Pro Forma Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of NextPlat’s and Progressive Care’s operations. The accompanying Pro Forma Statements have been adjusted to reflect adjustments to NextPlat’s historical consolidated financial information that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) to reclassify certain Progressive Care items to conform to NextPlat’s presentation. The Unaudited Pro Forma Combined Statements of Operations reflect the Acquisition as if it had been completed on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the Acquisition as if it was completed on January 1, 2023.

Note 2.  Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair market value of the net assets acquired in the Acquisition.  The following table summarizes the preliminary allocation of the purchase price as of the date of the Acquisition.  The purchase price consists of the fair market value of Progressive Care’s net assets as of July 1, 2023.

Preliminary Allocation
Total purchase consideration	$11,517,000
Fair value of non-controlling interest	15,905,000
Total consideration	$27,422,000

Identifiable net assets acquired:
Cash	$7,352,000
Accounts receivable, net	6,478,000
Inventory	1,631,000
Prepaid expenses	220,000
Property and equipment, net	3,965,000
Right of use assets, net	405,000
Intangible assets, net:
Trade name	4,060,000
Development technology	2,560,000
Pharmacy records	8,100,000
Other	102,000
Deposits	39,000
Accounts payable and accrued expenses	(8,196,000)
Notes payable and accrued interest - current portion	(148,000)
Lease liabilities - current portion	(208,000)
Notes payable - long term	(1,173,000)
Lease liabilities - long term	(230,000)
Net assets acquired	$24,957,000

Goodwill	2,465,000

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined statement of operations. The final purchase price allocation is subject to change as more detailed analyses are completed and additional information about the fair value of assets acquired becomes available during the measurement period.

Note 3. Pro Forma Adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	Adjustment to cash for exercise of common stock purchase warrants to acquire 230,000 shares of Progressive Care common stock on July 1, 2023.

B.	Adjustment to Progressive Care’s stockholders’ equity for cashless exercise of common stock purchase warrants to acquire Progressive Care common stock on July 1, 2023 as follows:

NextPlat Corp                         402,269 shares

Charles M. Fernandez             211,470 shares

Rodney Barreto                       130,571 shares

C.	To record elimination of NextPlat equity in earnings of equity method investee (Progressive Care).

D.	To record adjustment for fair value measurement of previously-held equity interest (PHEI) in Progressive Care in accordance with FASB ASC 805-10-25-10.

E.	To record purchase price allocation to net assets of Progressive Care, to record fair value of non-controlling interest, and to record goodwill for value obtained in excess of net assets acquired.

Purchase price allocation:
Consideration paid	$11,517,000
Fair-value of non-controlling interest	15,905,000
$27,422,000

Allocated to:
Historical book value of Progressive Care, Inc. assets and liabilities	$10,381,000
Elimination of Progressive Care, Inc. purchased goodwill	(1,388,000)
Fair value adjustments:
Trade name	4,060,000
Developed technology	2,560,000
Pharmacy records	8,100,000
Building & other intangibles	1,244,000
Goodwill	2,465,000
$-

F.	To record elimination of NextPlat equity in net loss of affiliate (Progressive Care).

G.	To eliminate intercompany management service income and expense.